CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 for Crown Energy Corporation, of our report dated January 26, 1996, relating to the December 31, 1995 and 1994 financial statements of Crown Energy Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".




     /s/  Pritchett, Siler & Hardy, P.C.


     PRITCHETT, SILER & HARDY, P.C.


     Salt Lake City, Utah
     June 27, 1996